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                                                                 Exhibit 10.3(9)

                               AMENDMENT NO. 7 TO
                           THE A. H. BELO CORPORATION
                         1986 LONG TERM INCENTIVE PLAN


    WHEREAS, A. H. Belo Corporation (the "Company") has heretofore adopted THE
A. H. BELO CORPORATION 1986 LONG TERM INCENTIVE PLAN (the "1986 Plan"); and

    WHEREAS, pursuant to the provisions of paragraph 18 of the 1986 Plan, the Board of Directors of the Company desires herein to amend the 1986 Plan.

    NOW, THEREFORE, the 1986 Plan is hereby amended as follows:

    1. Paragraph 7(c) of the 1986 Plan is amended by adding the following sentence at the end of such paragraph:

             "Payment of the exercise price may also be made, in the discretion of the Committee, by delivery (including by telecopy) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares of Common Stock and to deliver the sale (or margin loan) proceeds directly to the Corporation to pay the exercise price."

    IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf by the officer thereunto duly authorized as of the 25th day of October, 1995.


                                        A. H. BELO CORPORATION


                                        By: /s/Robert W. Decherd
                                            ------------------------------------
                                            Chairman of the Board, President
                                              and Chief Executive Officer


ATTEST:


/s/Michael J. McCarthy
-------------------------------
Secretary